Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-113479) on Form S-8 of Potomac Bancshares, Inc. and Subsidiary of our report dated March 31, 2011, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Potomac Bancshares, Inc. and Subsidiary for the year ended December 31, 2010.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 31, 2011

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